Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
ARNOLD & PORTER LLP
370 Seventeenth Street
Suite 4500
Denver, Colorado 80202
(303) 863-1000
-and-
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000
-and-
399 Park Avenue
New York, New York 10022
(212) 715-1000

Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

Counsel to the Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

                                                           )
In re:                                                   )     Case No. 04-13819
                                                           )     Jointly Administered
US AIRWAYS, INC., et al.1,             )     Chapter 11
                                                           )     Hon. Stephen S. Mitchell
Debtors.                                            )
__________________________)

MOTION FOR ORDER PURSUANT TO 11 U.S.C.SECTION(a), 362, 363,
365, AND 1110 AND FED. R. BANKR. P. 9019 AUTHORIZING THE DEBTORS
TO IMPLEMENT TRANSACTIONS AGREED TO WITH AIRBUS NORTH AMERICA SALES INC., INCLUDING, WITHOUT LIMITATION, THE DEBTORS' ENTRY INTO CERTAIN AMENDMENTS TO CERTAIN PURCHASE AGREEMENTS FOR AIRBUS AIRCRAFT WITH AVSA, S.A.R.L. AND AN AGREEMENT
WITH AIRBUS FINANCIAL SERVICES

The Debtors and debtors-in-possession in the above captioned cases (the "Debtors") hereby move (this "Motion") this Court for an order, the proposed form of which is attached hereto as Exhibit A, pursuant to sections 105(a), 362, 363, 365, and 1110 of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code") and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") authorizing the Debtors to implement the transactions agreed to by the Debtors and Airbus North America Sales Inc. ("Airbus North America") substantially in accordance with that certain Letter Agreement, dated December 17, 2004, a copy of which is attached hereto as Exhibit B (the "Airbus Letter Agreement"), which transactions include, inter alia, (i) the Debtors' entry into certain amendments to that certain Airbus A319/A320/A321 Purchase Agreement, dated as of October 31, 1997 (as amended, the "A320 Purchase Agreement"), between AVSA, S.A.R.L. ("AVSA"), as Seller, and US Airways Group, Inc. ("Group"), as Buyer, (ii) the Debtors' entry into certain amendments to that certain Airbus A330/A340 Purchase Agreement, dated as of November 24, 1998 (as amended, the "A330 Purchase Agreement," and together with the A320 Purchase Agreement, the "Purchase Agreements"), between AVSA, as Seller, and Group, as Buyer, (iii) the Debtors' entry into that certain Agreement (the "AFS Agreement"), between Airbus Financial Services ("AFS," and together with Airbus North America, AVSA, Aviateur (as defined below) and their respective affiliates, the "Airbus Entities") and US Airways, Inc. ("USAI"), and (iv) the Debtors waiver of certain potential avoidance actions. In support of this Motion, the Debtors respectfully represent as follows:

BACKGROUND

A.     The Chapter 11 Filings.

  1.          On September 12, 2004 (the "Petition Date"), the Debtors commenced these Chapter 11 cases (the "Cases") by filing their respective voluntary petitions in this Court for reorganization relief under chapter 11 of the Bankruptcy Code. The Debtors have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases. The Court entered an order for joint administration of these Cases.

  2.          On September 21, 2004, the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Committee") in these Cases.

  3.          This Court has jurisdiction over this Motion pursuant to 28 U.S.C. Section 157 and 1334. Venue is proper under 28 U.S.C. Section 1408 and 1409. This matter is a core proceeding within the meaning of 28 U.S.C. Section157(b).

  4.          The statutory predicates for the relief requested herein are sections 105(a), 362, 363, 365, and 1110 of the Bankruptcy Code and Bankruptcy Rule 9019, 4001 and 6004.

B.     Background and Current Business Operations.

  5.          US Airways (together with its affiliates) operates the seventh largest airline in the United States. Through its mainline and commuter operations, it employs approximately 34,000 people in 37 states and the District of Columbia and is the second largest air carrier east of the Mississippi, where more than 60% of the U.S. population resides. It provides regularly scheduled airline service to close to 200 destinations across the United States and in Canada, Mexico, the Caribbean and Europe. US Airways carried approximately 54 million passengers during 2004. The Debtors have a fleet that includes approximately 282 mainline jets, as well as a growing regional jet fleet.

  6.          US Airways generated operating revenues of approximately $6.8 billion for the year ended December 31, 2003. The Debtors' chapter 11 petitions listed assets of approximately $8.8 billion (including $2.5 billion of goodwill) and liabilities of approximately $8.7 billion on a consolidated basis, excluding future aircraft purchase obligations of $2.6 billion and future lease obligations of $4.9 billion.

  7.          The Debtors' corporate structure consists of Group, its wholly owned subsidiary USAI, three other wholly owned debtor subsidiaries, Piedmont Airlines, Inc. ("Piedmont"), PSA Airlines, Inc., and Material Services Company, Inc., and one non-debtor foreign insurance subsidiary.

  8.          As of July 1, 2004, three mergers took place among Group's subsidiaries. Allegheny Airlines, Inc. was merged into Piedmont, and US Airways Services Corporation Inc. (f/k/a MidAtlantic Airways, Inc.) and US Airways Leasing and Sales Inc. were both merged into USAI.

  9.          The Debtors' flight operations encompass the mainline operations of USAI, as well as commuter operations under the name US Airways Express. The Debtors' North American operations have a "hub-and-spoke" structure with primary domestic hubs in Charlotte and Philadelphia. US Airways also has a significant presence in Boston, New York (LaGuardia) and Washington, D.C. (Reagan National), including US Airways Shuttle, its shuttle operation. Until recently, Pittsburgh also had served as a primary hub. While no longer a hub, Pittsburgh continues to have a material presence in the Debtors' system.
C.     The Prior Chapter 11 Cases.

  10.          Each of the Debtors in these cases had previously filed, on August 11, 2002, a voluntary petition in this Court for relief under chapter 11 of the Bankruptcy Code. During the pendency of the previous chapter 11 cases, the debtors in those cases continued to operate their businesses as debtors-in-possession.

  11.          On March 18, 2003, this Court entered an order confirming the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and Affiliated Debtors and Debtors-in-Possession, As Modified (the "2003 Plan"). The 2003 Plan became effective on March 31, 2003 (the "Effective Date") and has been substantially consummated. On August 20, 2004, this Court entered an order closing all but one of the previous chapter 11 cases. The only purpose of the remaining open case is to complete the administration of approximately 70 disputed claims.

  12.          A key element of the 2003 Plan was that USAI received a $900 million loan guarantee under the Air Transportation Safety and System Stabilization Act from the Air Transportation Stabilization Board ("ATSB") in connection with a $1 billion term loan financing (the "ATSB Loan"). The ATSB Loan was funded on the Effective Date, and is guaranteed by Group and its other domestic subsidiaries. The ATSB Loan is also secured by substantially all otherwise unencumbered assets of Group and its subsidiaries. As part of receiving the ATSB Loan, the Debtors agreed to a number of financial covenants, the breach of which would constitute a default under the loan agreements evidencing the ATSB Loan.

  13.          On the Effective Date, and pursuant to the terms of the 2003 Plan, the Retirement Systems of Alabama Holdings LLC ("RSA") invested $240 million in cash in exchange for approximately 36.2%, on a fully-diluted basis, of the equity in Group. As of the Effective Date, in connection with its investment, RSA obtained a voting interest of approximately 71.6% in Group.

  14.          Before emerging from chapter 11, US Airways examined every phase of its contracts and operations. It had (i) reduced its costs by more than $2 billion annually, including more than $1.2 billion in labor cost reductions, (ii) reduced its mainline capacity, (iii) realigned its network to maximize yield, (iv) initiated a business plan to use more (and larger) regional jets and procured financing to acquire these aircraft, and (v) expanded its alliances with other carriers. Through its 2003 Plan, with the assistance of this Court, and its customers and stakeholders, US Airways had effectively implemented all of the steps that then appeared necessary to compete with the other legacy carriers and return to profitability.

D.     Adverse Events Since the Effective Date of the Previous Cases.

  15.          US Airways substantially achieved all of the objectives within its control identified in its plan of reorganization. Nonetheless, since emerging from bankruptcy in March 2003, the Debtors have continued to incur substantial losses from operations. For the nine-month period ending December 31, 2003, Group had an operating loss of $44 million and a net loss of $174 million. For the seven-month period ending July 31, 2004, Group had (on an unaudited basis) an operating loss of $51 million and a net loss of $145 million.

  16.          Primary factors contributing to these losses include an unprecedented reduction in domestic industry unit revenue and unprecedented increases in fuel prices. The downward pressure on domestic industry unit revenue is the result of the rapid growth of low-fare, low-cost airlines, the increasing transparency of fares available through Internet sources and other changes in fare structures that result in substantially lower fares for many business and leisure travelers. This development, although positive for consumers, has had a persistent and deleterious effect on the revenue side of the Debtors' businesses and represents a new paradigm in the airline industry. Passenger levels are increasing, but the legacy carriers, like US Airways, are still losing money.

  17.          The rapid expansion of low-cost carriers into the marketplace has continued at an accelerating pace. These carriers are able to price their products at levels that draw significant market share from legacy carriers, including US Airways. At these price levels, the low-cost carriers make money while the legacy carriers lose money flying substantially identical flights from substantially identical locations.

  18.          At the same time, fuel prices continued at historically high levels. While fuel prices are not at the core of US Airways' problems, they have clearly exacerbated the financial situation and accelerated the time at which the company was forced to address its core problems.

  19.          Although it was not apparent at the time US Airways emerged from chapter 11, it is now apparent that US Airways must fundamentally transform itself if it is to survive. It must compete in every respect with the low-cost carriers. During 2004, US Airways' management developed a plan called the "Transformation Plan" for transforming US Airways into a fully competitive and profitable airline.

  20.          Throughout the Spring and Summer of 2004, the Debtors communicated with key stakeholders and the public US Airways' plan to seek to implement, by September 2004, the actions needed and the cost reductions necessary to transform the airline into a viable competitor. The Debtors aggressively sought to obtain the necessary agreements to allow full implementation of their Transformation Plan without the need for filing new chapter 11 cases. An essential element of the Transformation Plan, however, is significant reductions in labor costs through changes in the Debtors' collective bargaining agreements. The Debtors were not able to achieve those reductions prior to the filing of the Cases.

  21.          With losses mounting, available cash declining, and defaults or cross defaults looming under the Debtors' key agreements with the ATSB, GE, Bombardier, Embraer, American Express, Bank of America, and others, the Debtors had no practical alternative but to file for chapter 11 protection again, in order to preserve their assets while attempting to complete implementation of the Transformation Plan.

E.     The Debtors' Prior Transactions And Agreements With The Airbus Entities

  22.          In connection with the expansion of its aircraft fleet in the late 1990's, the Debtors entered into each of the A320 Purchase Agreement and the A330 Purchase Agreement, whereby the Debtors agreed to purchase and take delivery from AVSA of a significant number of A319, A320, A321 model aircraft (pursuant to the A320 Purchase Agreement), and A330 and A340 model aircraft (pursuant to the A330 Purchase Agreement), with the applicable Purchase Agreements setting forth the specific terms and conditions under which the Debtors would purchase and take delivery of Airbus jets, in each case, pursuant to an agreed upon delivery schedule.

  23.          As contemplated in certain amendments thereto, each of the A320 Purchase Agreement and the A330 Purchase Agreement provides for the allowance of certain credits in favor of the Debtors, which credits may be applied by the Debtors on account of their purchase of goods and services from AVSA and its affiliates.

  24.          Upon the commencement of these Cases, the Debtors' operated a significant number of Airbus aircraft in their aircraft fleet. In this regard, five (5) of such aircraft were financed pursuant to trust indentures and mortgages where Aviateur International Limited ("Aviateur") holds the secured notes issued incident thereto (the "Airbus Financed Aircraft"). The majority the Airbus aircraft currently being operated by the Debtors was financed pursuant to certain Enhanced Equipment Trust Certificate ("EETC") transactions, or otherwise, where certain Airbus Entities or other parties hold the secured debt or lessor interests. With respect to the 2000-1 EETC transaction, the Debtors entered into a 2000-1C Certificates Purchase Agreement, dated as of July 15, 2004 (the "Certificate Purchase Agreement"), whereby the Debtors acquired the C notes issued in connection with such financing.

  25.          As the Debtors approached the 60th day of their pending bankruptcy proceedings, the Debtors made an election under section 1110(a) of the Bankruptcy Code with respect to all of the Airbus Financed Aircraft and certain other Airbus manufactured aircraft.

  26.          During this period, the Debtors were also engaged in discussions with the Airbus Entities regarding their rights, obligations and liabilities under the Purchase Agreements, including the application of certain credit memoranda available to the Debtors, and the adverse implications of the existing delivery schedule for aircraft thereunder in light of the Debtors' pending bankruptcy proceedings and the current uncertainty surrounding the rationalization of the Debtors' aircraft fleet. Indeed, any inability of the Debtors to take delivery of aircraft in accordance with the delivery schedule currently set forth in each of the Purchase Agreements could give rise to a loss of the Debtors' rights to such aircraft, and/or potential damages with respect thereto.

  27.          In accordance with their section 1110(a) election, the Debtors were obligated to make an approximately $9 million aggregate payment (the "December 1 Payment") with respect to the Airbus Financed Aircraft on December 1, 2004. At that time, however, the Debtors were in negotiations with the Airbus Entities in order to resolve certain outstanding issues, and to more broadly restructure their going-forward obligations under the Purchase Agreements. With the anticipated global resolution still unresolved, the Debtors requested, and US Bank (as defined below), as instructed by Aviateur, as the secured noteholder under the each of the applicable trust indentures incident to the Airbus Financed Aircraft, agreed to, an extension of the December 1 Payment date with respect to each Airbus Financed Aircraft, through December 17, 2004, all as provided for in that certain Omnibus Amendment, dated December 1, 2004, entered into by USAI, U.S. Bank National Association, as Indenture Trustee ("US Bank"), and Aviateur.

  28.          On December 17, 2004, the Debtors entered into the Airbus Letter Agreement, and, incident thereto, the Debtors, US Bank and Aviateur agreed, pursuant to Omnibus Amendment 2, to further extend the date for payment of the balance of the December 1 Payment to January 27, 2005, upon the Debtors' payment of $3 million on account of the December 1 Payment and subject to the parties reaching agreement on revised schedules for the delivery of aircraft under each of the Purchase Agreements by December 22, 2004, and otherwise documenting the agreements reached in the Airbus Letter Agreement, including, without limitation, as set forth in the Airbus Agreements (as defined below) by January 17, 2005, and securing the requisite Court approval of the Airbus Agreements by January 27, 2005.

RELIEF REQUESTED

  29.          As the Court is aware, the Debtors continue to actively seek to stabilize the airline and return it to profitability. The Debtors' Transformation Plan requires significant cost savings in excess of $1.0 billion from key constituent groups including employees, vendors, aircraft creditors and other groups. The Debtors were unable to effectuate necessary cost-savings with such groups, including aircraft creditors, in a timeframe necessary to complete an out-of-court restructuring, and, therefore, commenced these Cases.

  30.          Subsequent to the commencement of the Cases, the Debtors have been prosecuting these Cases on a "fast-track" basis, and continue negotiating with key stakeholders over their respective contributions to the restructuring plan or, absent consensual participation, to utilize the chapter 11 process to achieve the necessary cost savings envisioned in the Transformation Plan. In further pursuit of these restructuring contributions, and as part of the ongoing restructuring efforts, the Debtors are focusing on the composition of their aircraft fleet.

  31.          The Debtors seek authorization to implement the Airbus Letter Agreement, which will allow the Debtors to (i) resolve certain existing issues and claims among the parties, (ii) terminate the Debtors' rights and obligations to acquire 35 Airbus aircraft, (iii) implement a delayed delivery schedule with respect to aircraft to be delivered under each of the Purchase Agreements, and (iv) provide for the Debtors' immediate receipt of cash on account of the conversion of certain credit memoranda incident to each of the Purchase Agreements and the cancellation of the Debtors' rights and obligations to acquire the 35 Airbus aircraft. In view of these benefits, the Debtors believe it is in the best interests of their estates and all parties in interest to consummate the transactions contemplated in the Airbus Letter Agreement.

  32.          In relevant part, a summary of the key terms of the transactions to be implemented as provided for in the Airbus Letter Agreement are as follows.

     Amendments to the A320 Purchase Agreement

1. Amendment No. 14:

Subject to the approval of the Court, the Debtors and AVSA entered into Amendment No. 14 to the A320 Purchase Agreement, dated as of December 22, 2004, whereby said parties have agreed upon a delayed delivery schedule for the delivery of A320 and A321 model aircraft.

2. Amendment No. 15:

Subject to the approval of the Court, pursuant to Amendment No. 15 to the A320 Purchase Agreement, dated as of January 17, 2005, the Debtors and AVSA have agreed to:

     (i) convert $1,528,000 of credits described in paragraph 5.4.2 of that certain Letter Agreement No. 7 to said Purchase Agreement to a current cash payment to the Debtors;

      (ii) convert approximately $1,162,000 of the current outstanding balance of goods and services credit described in paragraph 2 of Amendment No. 13 of said Purchase Agreement to a current cash payment to the Debtors, leaving a balance of the goods and services credit available to the Debtors under said paragraph 2 of approximately $648,000;

      (iii) allow the Debtors to apply remaining goods and services credits pursuant to paragraphs 2, 3, and 6 of the Amendment No. 13 of said Purchase Agreement on account of goods and services purchased from AVSA or its affiliates for so long as such credits are available, whereupon the Debtors shall pay all subsequent trade invoices within 35 days of invoicing; provided that after the application of all available credits, AVSA shall have the right to suspend deliveries of goods and services at any time that (a) the Debtors' fail to meet their obligations to pay trade invoices and (b) the Debtors' trade payable balance exceeds $500,000; provided, however, that in the event that the Debtors' trade balance exceeds $500,000, the Debtors shall be entitled to notice thereof, and so long as no such excess has occurred within the 45-day day period immediately preceding Debtors' receipt of such notice, and the Debtors are not in default of any of their other trade payable obligations to AVSA, the Debtors shall be entitled to reduce such trade balance below $500,000;

      (iv) cancel all rights or obligations of the Debtors and AVSA with respect to the purchase and delivery of 35 "Purchase Right Aircraft" as provided for under said Purchase Agreement, with AVSA paying the Debtors approximately $2,943,000 in consideration of such cancellation and a complete waiver and release of all claims on account of or relative to such Purchase Right Aircraft and the Reconfirmable Aircraft (as defined in the A320 Purchase Agreement); and

      (v) waive any rights of the Debtors to assert any avoidance claim under section 547 of the Bankruptcy Code or otherwise regarding the application of goods and services credits on account of amounts owing by the Debtors with respect to goods and services purchased by the Debtors from AVSA and any of its affiliates.

     Amendments to the A330 Purchase Agreement

     1. Amendment No. 8

Subject to the approval of the Court, the Debtors and AVSA entered into Amendment No. 8 to the A330 Purchase Agreement, dated as of December 22, 2004, whereby said parties have agreed upon a delayed delivery schedule for the delivery of A330 model aircraft.

2. Amendment No. 9

Subject to the approval of the Court, pursuant to Amendment No. 9 to the A330 Purchase Agreement, dated as of January 17, 2005, the Debtors and AVSA have agreed to convert $500,000 of credits described in paragraph 4 of that certain Amendment No. 7 to said Purchase Agreement to a current cash payment to the Debtors, thereby reducing the balance of such credits to zero.

     AFS Agreement

Subject to the approval of the Court, the Debtors and AFS entered into the AFS Agreement, dated as of January 17, 2005, whereby:

(i) the Debtors and AFS have agreed to amend that certain Damages Waiver Agreement (as defined in said AFS Agreement) to waive AFS' rights to claim certain liquidated damages in respect of the 2000-3 EETC transaction until December 31, 2005; provided, that the 1% increased interest rate applicable to liquidated damages shall be reinstated from January 1, 2006 to and including June 30, 2006, with such increased rate to be 2% thereafter;

(ii) AFS has agreed that, during the pendency of these Cases, the Debtors may purchase not less than all of the Class C Pass Through Certificates, Series 2001-1 and the 8.39% Pass Through Certificates, Series 2000-3C, Class C held by AFS at any time for an amount equal to the then outstanding balance thereof; provided, that such rights shall not restrict AFS' right to otherwise dispose of such Certificates prior to the Debtors' purchase thereof; and

(iii) the Debtors have agreed to waive any right to assert any avoidance claim under section 547 of the Bankruptcy Code or otherwise regarding any payment made by the Debtors pursuant to the Certificate Purchase Agreement.

The Debtors' entry into the above-described amendments and agreement shall not constitute an assumption of either of the Purchase Agreements, or any other agreement between or among the Debtors and any of the Airbus Entities under section 365(a) of the Bankruptcy Code or otherwise, and the Debtors fully reserve all of their rights in such regard.

  33.          By this Motion, the Debtors seek, pursuant to sections 1105(a), 362, 363, 364, and 1110 of the Bankruptcy Code and Bankruptcy Rule 9019, the Court's approval of (i) Amendment Nos. 14 and 15 to the A320 Purchase Agreement, (ii) Amendment Nos. 8 and 9 to the A330 Purchase Agreement, and (iii) the AFS Agreement (collectively, the "Airbus Agreements"), and authority to enter into and perform each of the Airbus Agreements, and to otherwise implement the transactions provided for in the Airbus Letter Agreement.

APPLICABLE AUTHORITY

  34.          The Debtors request that this Court approve the Airbus Agreements and authorize the Debtors to enter into and perform such Agreements, and to otherwise implement the transactions provided for in the Airbus Letter Agreement, which transactions will allow the Debtors to delay the delivery for aircraft, as provided for under each of the Purchase Agreements, cancel the Debtors' obligations to purchase and take delivery of 35 "Purchase Right Aircraft," and convert certain credit memoranda to current cash payments to the Debtors' estates.

  35.          The Debtors believe that the resolution of their current disputes with the Airbus Entities as provided in the Airbus Letter Agreement is fair and reasonable and in the best interests of their estates and creditors. The standards by which a Court should evaluate a compromise or settlement under section 105 of the Bankruptcy Code and Bankruptcy Rule 9019 are well established. In addition to considering the proposed terms of the settlement, the Court should consider the following factors:

i)   the probability of success in litigation;

ii)  the difficulty in collecting any judgment that may be obtained;

iii) the complexity of the litigation involved, and the expense,    inconvenience and delay necessarily attendant to it; and

iv) the interest of creditors and stockholders and a proper deference to     their reasonable views of the settlement.

See Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424-245 (1968); United States ex rel. Rahman v. Oncology Assocs., P.C., 269 B.R. 139, 152 (D. Md. 2001); In re Frye, 216 B.R. 166, 174 (E.D. Va. 1997) (Alexandria Division).

  36.          The transactions contemplated by the Airbus Letter Agreement meet all of the above factors, as implementation of the agreements reached therein address the considerable uncertainty surrounding the Debtors' relationships with the Airbus Entities, including possible claims and damages relating to the Debtors' inability to accept delivery of Airbus aircraft under the existing delivery schedules, as provided for under the Purchase Agreements and related documents, all as contemplated therein. In addition, the Airbus Agreements allow the Debtors to receive in excess of $3.1 million, as a result of the immediate conversion of available credit memoranda to cash, and to continue to use the balance of available credit memoranda in connection with the purchase of goods and services from AVSA and its affiliates, and in excess of $2.9 million as a result of the cancellation of their rights and obligations to acquire the 35 Purchase Right Aircraft. In sum, the requested settlement provides the Debtors with certain value, and will allow them to achieve their short-term and long-term restructuring objectives. The terms of the Airbus Letter Agreement and the Airbus Agreements are reasonable and well within the Debtors' business judgment and are in the best interests of their estates and should therefore be approved. See United States ex rel. Rahman v. Oncology Assocs., P.C., 269 B.R. at 152 (applying principles of the TMT Trailer decision and concluding that the negotiated settlement was fair, equitable and in the best interests of the debtor's estate).

  37.          Because of the complexity of the agreements and undertakings reached under the Airbus Letter Agreement, and evidenced by the Airbus Agreements, and out of an abundance of caution, the Debtors also seek authority for certain provisions underlying the Airbus Letter Agreement, and incorporated in the Airbus Agreements, where such authority derives from Bankruptcy Code provisions separate and apart from Bankruptcy Rule 9019.

  38.          The Debtors' decision to pursue the agreements and undertakings provided for in the Airbus Letter Agreement, and evidenced by the Airbus Agreements, is governed by section 363 of the Bankruptcy Code, which governs the use, sale or lease of property of the estate.

Use, Sale or Lease of Property of the Estate

  39.          Inasmuch as entry into the Airbus Letter Agreement and the Airbus Agreements constitutes the use, sale or lease of property of the estate, the Debtors' decision to pursue the transactions contemplated by the Airbus Letter Agreement, including, without limitation, the Debtors entry into each of the Airbus Agreements, constitutes a sound exercise of the Debtors' business judgment. Section 363(b)(1) provides, in relevant part, that a debtor "after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." Courts have uniformly held that approval of a proposed use of property pursuant to section 363(b) of the Bankruptcy Code is appropriate if a court finds that the transaction represents a reasonable business judgment on the part of the debtor. See e.g., Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1070 (2d Cir. 1983); In re Ionosphere Clubs, Inc., 100 B.R. 670, 675 (Bankr. S.D.N.Y. 1989); In re Channel One Comm., Inc., 117 B.R. 493, 496 (Bankr. E.D. Mo. 1990); In re Apex Oil Co., 92 B.R. 847, 867 (Bankr. E.D. Mo. 1988). A debtor's showing of sound business judgment need not be unduly exhaustive, rather a debtor is "simply required to justify the proposed disposition with sound business reasons." In re Baldwin United Corp., 43 B.R. 888, 906 (Bankr. S.D. Ohio 1984). The business judgment rule shields a debtor's management from judicial second-guessing. In re Johns-Manville Corp., 60 B.R. 612, 615-16 (Bankr. S.D.N.Y. 1986) ("[T]he Code favors the continued operation of a business by a debtor and a presumption of reasonableness attaches to a Debtor's management decisions."). Once the debtor articulates a valid business justification, "[t]he business judgment rule 'is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith, and in the honest belief that the action was in the best interests of the company.'" In re Integrated Resources, Inc., 147 BR. 650, 656 (S.D.N.Y. 1992) (quoting Smith v. Van Gorkom, 488 A.2d 858, 872 (Del. 1985)).

  40.          The consummation of the transactions contemplated by the Airbus Letter Agreement, including, without limitation, the Debtors' entry into each of the Airbus Agreements, will result in very significant benefits to the Debtors' estate, and will enhance the prospects for a successful reorganization of the Debtors' businesses. Specifically, as a result of the consummation of the transactions contemplated by the Airbus Letter Agreement, including, without limitation, the Debtors' entry into each of the Airbus Agreements, the Debtors will further the rationalization of their aircraft fleet, a key component of the Transformation Plan, and in doing so will provide the Debtors with in excess of $6.0 million, as result of the immediate conversion of available credit memoranda to cash and the cancellation of the Debtors' rights and obligations to acquire the 35 Purchase Right Aircraft, and the continuing right to use the balance of available credit memoranda in connection with the purchase of goods and services from AVSA and its affiliates. Moreover, the transactions contemplated by the Airbus Letter Agreement, including, without limitation, the Debtors' entry into each of the Airbus Agreements, is clearly in the best interest of the Debtors' estates and the creditors. Based upon the foregoing, the Debtors' submit that their decision to pursue the agreements and transactions with the Airbus Entities, as provided for in the Airbus Letter Agreement and embodied in the Airbus Agreements, for fair value is an exercise of sound business judgment, is in the best interest of Debtors' and their estate, and should be approved in all respects.

WAIVER OF MEMORANDUM OF LAW

  41.          Pursuant to Local Bankruptcy Rule 9013-1(G), and because there are no novel issues of law presented in the Motion, the Debtors request that the requirement that all motions be accompanied by a written memorandum of law be waived.

NO PRIOR REQUEST

  42.          No prior Motion for the relief requested herein has been made to this or any other Court.

               WHEREFORE, the Debtors respectfully request that the Court enter an order, substantially in the form attached hereto, (a) authorizing the Debtors to implement the transactions contemplated by the Airbus Letter Agreement, including, without limitation, the Debtors' entry into and performance of each of the Airbus Agreements; and (b) granting the Debtors such other and further relief as this Court may deem just and proper.

Dated:  McLean, Virginia
January 17, 2005
Respectfully Submitted,

US AIRWAYS, INC., et al.

By Counsel:

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
ARNOLD & PORTER LLP
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000

- and -

By: /s/ Douglas M. Foley__________________
Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

Counsel to the Debtors and Debtors-in-Possession

______________________________________________________________________

1) The Debtors are the following entities: US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc. Piedmont Airlines, Inc. and Material Services Company, Inc.

2) Further references to "US Airways" includes all operations of US Airways, Inc. and its affiliates, except when otherwise indicated

3) The following summary is subject in all respects to the specific terms of the Airbus Letter Agreement, which is attached hereto as Exhibit B. Definitive documents will control to the extent of any inconsistency between the same, on the one hand, and this summary and/or the terms of the Airbus Letter Agreement, on the other.